TherapeuticsMD, Inc. 10-Q

Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LEASE

BY AND BETWEEN

951 YAMATO ACQUISITION COMPANY, LLC

(“Landlord”)

and

TherapeuticsMD, Inc.

(“Tenant”)

i

30.	BROKERS	29
31.	MISCELLANEOUS	30
32.	SOUTH FLORIDA COMMUTER SERVICE PROGRAMS	31
33.	CITY APPLICATION	31
34.	RADON GAS	32
35.	MOLD	32
36.	PARKING	32
37.	SIGNAGE	33
38.	RIGHT OF ENTRY	33
39.	CERTAIN RIGHTS RESERVED TO LANDLORD	33
40.	LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES	34
41.	WAIVER OF RIGHT TO JURY TRIAL	34
42.	RECORDING	34
43.	SUBORDINATION OF LANDLORD’S LIEN	34
44.	NO RELOCATION	34

ii

1.            TERMS.  Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1:

Effective Date:	October 5, 2018
Name of Tenant:	TherapeuticsMD, Inc., a Nevada corporation
Notice Address of Tenant: (a) Prior to possession:	6800 Broken Sound Parkway NW 3rd Floor Boca Raton, Florida 33487
(b) Following the Full Premises Commencement Date:	951 Yamato Road Suite 160 Boca Raton, Florida 33431
Name of Landlord:	951 Yamato Acquisition Company, LLC
Notice Address of Landlord: with a copy to:	138 Conant Street Beverly, MA 01915 Attention: Director of Asset Management Michael C. Wilde, Esq. BAKER & HOSTETLER LLP SunTrust Center, Suite 2300 200 South Orange Avenue Orlando, Florida 32801
Landlord’s Remittance Address:	951 Yamato Acquisition Company P.O. Box 864885 Orlando, FL 32886-4885
Building:	The building located at 951 Yamato Road, Boca Raton, Florida
Property:

The Building and the real property on which the Building is located and any other buildings and improvements located thereon as shown on the site plan attached hereto as Exhibit A-1.  For all purposes under this Lease, the Property shall include all related site land, property, improvements, parking facilities, common areas, driveways, sidewalks and landscaping which form a part of the project located at 951 Yamato Road, Boca Raton, Florida 33431 and commonly known as 951 Yamato Road.

Premises:

Approximately 56,212 rentable square feet of space located on the first and second floors of the south wing of the Building and comprised of: (i) Suite 150 containing approximately 27,321 rentable square feet (“Suite 150”), (ii) Suite 220 containing approximately 21,330 rentable square feet (“Suite 220”) and (iii) Suite 160 on the first floor of the west wing containing approximately 7,561 rentable square footage (“Suite 160”), as shown by the floor plans attached hereto as Exhibit A.  The “rentable square footage” of the Premises shall be deemed to be 56,212 square feet for all purposes under this lease.  The usable square footage of the Premises has been measured in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1-2010), provided the load factor is not calculated per BOMA.

Permitted Use:	General office use, and no other use or purpose.
Term:	The period of time beginning on the Suite 160 Commencement Date and ending at 11:59 P.M. on the Expiration Date.
Suite 160 Commencement Date:

Subject to the terms of Section 3 of the Lease, the earlier to occur of (i) October 27, 2018 or (ii) the date Tenant commences operation of its business in Suite 160.  Tenant shall confirm the Suite 160 Commencement Date pursuant to the terms herein.

Full Premises Commencement Date:

Subject to the terms of Section 3 of the Lease, the Full Premises Commencement Date shall be the earlier to occur of (i) “Substantial Completion” of the “Tenant Improvements” (as said terms are defined in the Work Letter attached as Exhibit F) but no earlier than June 1, 2019 or (ii) the date Tenant commences operation of its business in either Suite 150 or Suite 220.  Tenant shall confirm the Full Premises Commencement Date pursuant to the terms herein.

Expiration Date:	That certain date which is the last day of the one hundred thirty second (132nd) complete calendar month following the Full Premises Commencement Date.
Tenant’s Percentage:

[***]%, being the ratio of rentable square footage of the Premises to the total rentable square footage of the Building (currently [***] rentable square feet), provided that until the occurrence of the Full Premises Commencement Date the Tenant’s Percentage shall be [***]% (based on Suite 160).

Prepaid Rent:

$[***] (to be applied, pursuant to the terms herein), representing the amounts estimated for the first month in which rent is payable for the entire Premises (estimated to be $[***]) and the last month in which rent is payable for the entire Premises (estimated to be $[***]).  Provided that (i) Tenant has paid all amounts due and has otherwise performed all obligations hereunder, (ii) there exists no Event of Default hereunder, and (iii) this Lease is then in full force and effect, the Landlord shall credit the remaining portion of the Prepaid Rent (after deducting the amount for the first month’s rent) to the Rent payable for the month of January 2024, with such credit to be conditioned on (i), (ii), and (iii) above.  In the event the conditions above are not satisfied as of December 31, 2023, the remaining portion of the Prepaid Rent shall be held and credited to the last month of the Term.

Security Deposit:	$[***].
Exhibits:

Exhibit A-1          Site Plan of the Building

Exhibit A-2          Location of Parking Spaces

Exhibit A-3          Building Lot and Shared Lot

Exhibit A              The Premises

Exhibit B              Rules and Regulations

Exhibit C              Commencement Letter

Exhibit D              Additional Stipulations

Exhibit E              Suite 160 Work Letter

Exhibit F              Landlord Work Letter

Exhibit G             Intentionally Deleted

Exhibit H             Current Lender Form SNDA

Exhibit I               Assumed Rent Table

Exhibit J               Landlord’s Agreement

All of the Exhibits listed above are incorporated into and made part of this Lease.

Rent:	Base Rent and all Additional Rent, plus all applicable sales tax thereon.
Additional Rent:	All amounts required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent, including, without limitation, Tenant’s Percentage of Operating Expenses and Taxes.
Base Rent:

Base Rent is at the initial rate of $[***] per rentable square foot, plus all applicable sales tax thereon, escalating annually at the rate of [***]% on each anniversary of the Suite 160 Commencement Date (as to the Base Rent for Suite 160) and each anniversary of the Full Premises Commencement Date (as to the Base Rent for Suite 150 and Suite 220) with the Term to expire at the end of the 132nd full month from the Full Premises Commencement Date.

Notwithstanding the foregoing, Base Rent and Tenant’s Percentage of Operating Expenses and Taxes for Suite 160 (7,561 rentable square feet) shall be abated for the first [***] ([***]) [***] period of the Term commencing on the Suite 160 Commencement Date (the “Suite 160 Rent Abatement Period”).  The Base Rent and Tenant’s Percentage of Operating Expenses and Taxes for Suite 160 due for any partial calendar month immediately following the Suite 160 Rent Abatement Period shall be prorated based on the number of days in that month.  Notwithstanding anything herein to the contrary, during the Suite 160 Rent Abatement Period, Tenant shall pay the Tenant’s Percentage of electricity for Suite 160 and Tenant’s Percentage of janitorial services for Suite 160 which is estimated to be $[***] psf, provided that Tenant’s Percentage of electricity and janitorial services shall be subject to reconciliation based upon the actual cost of the electricity and janitorial services, but in no event shall the cost exceed $[***] per rsf for calendar year 2018.

Further, notwithstanding the foregoing, Base Rent and Tenant’s Percentage of Operating Expenses and Taxes for the Suite 150 (27,321 rentable square feet) and Suite 220 (21,330 rentable square feet) shall be abated for the [***] ([***]) [***] period commencing on the Full Premises Commencement Date (the “Suites 150 & 220 Rent Abatement Period”).  The Base Rent and Tenant’s Percentage of Operating Expenses and Taxes for Suites 150 & 220 due for any partial calendar month immediately following the Suites 150 & 220 Rent Abatement Period shall be prorated based on the number of days in that month.  Tenant shall pay the Tenant’s Percentage of electricity for Suite 150 and Suite 220 and Tenant’s Percentage of janitorial services for Suite 150 and Suite 220, which shall be based on 2019 budgets, provided that Tenant’s Percentage of electricity and janitorial services shall be subject to reconciliation based upon the actual cost of the electricity and janitorial services, but in no event shall the cost exceed $[***] per rsf for calendar year 2019.

2.           THE PREMISES.  Landlord leases to Tenant, and Tenant leases from Landlord, upon and subject to the terms and conditions of this Lease, the Premises together with certain rights to the Common Areas as hereinafter specified, it being acknowledged and agreed that the commencement dates for the respective suites of the Premises shall be staggered in accordance with the terms herein.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Building and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, conference rooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks.

3.           TERM.  The Premises, or applicable portion thereof as they case may be, are leased for the Term.  If for any reason Landlord is unable to deliver possession of the Suite 160 Premises to Tenant on or prior to October 7, 2018 (subject to a day-for-day extension due to Force Majeure), in addition to any other free rent periods as provided for in this Lease, Tenant shall receive one day of free rent for each day in the period commencing on October 7, 2018 (subject to a day-for-day extension due to Force Majeure) and ending on the date that Landlord delivers the Suite 160 Premises to Tenant.  If Landlord has not completed the Phase 2 portion of the Landlord’s Suite 160 Work (as defined in Exhibit E) on or before December 15, 2018 (subject to a day-for-day extension due to Force Majeure or Tenant Delay), in addition to any other free rent periods as provided for in this Lease, Tenant shall receive one day of free rent for each day in the period commencing on December 15, 2018 (subject to a day-for-day extension due to Force Majeure or Tenant Delay) and ending on the date that Landlord completes the Phase 2 portion of the Landlord’s Suite 160 Work.  If for any reason Landlord is unable to deliver possession of the Suite 150 & Suite 220 portion of the Premises to Tenant on or prior to July 1, 2019 (subject to a day-for-day extension due to (i) Force Majeure, (ii) Tenant’s failure to fully approve of the plans for Tenant Improvements by November 15, 2018, or (iii) Tenant Delay) in the condition required by the Work Letter, Tenant shall receive one day of free rent for each day in the period commencing on July 1, 2019 (subject to a day-for-day extension due to (i) Force Majeure, (ii) Tenant’s failure to fully approve of the plans for Tenant Improvements by November 15, 2018, or (iii) Tenant Delay) and ending on the date that Landlord delivers the Suite 150 & Suite 220 portion of the Premises to Tenant in the condition required by the Work Letter.

If for any reason Landlord has not delivered the Suite 150 & Suite 220 portion of the Premises to Tenant on or prior to November 30, 2019 (subject to a day-for-day extension due to (i) Force Majeure, (ii) Tenant’s failure to fully approve of the plans for Tenant Improvements by November 15, 2018, or (iii) Tenant Delay) in the condition required by the Work Letter, Tenant shall have the right to terminate this Lease by providing written notice of such termination to Landlord on or before December 10, 2019.  Tenant shall have the option to extend the Term subject to the terms and conditions of Exhibit D attached hereto.

4.           CONDITION OF THE PREMISES.  Except as expressly set forth herein and in the Work Letter, the Premises are leased in an “as is” and “where is” condition without any warranty of suitability, habitability or fitness for use, occupation or any particular purpose express or implied, it being agreed that Tenant has had an opportunity to examine the condition of the Premises, that Landlord has made no representations or warranties of any kind with respect to such condition, and that except as expressly set forth herein and in the Work Letter, Landlord has no obligation to do or approve any work or make or approve any improvements to or with respect to the Premises to prepare the same for Tenant’s occupancy except as expressly set forth herein and in the Work Letter.  Landlord shall make improvements to the Suite 160 Premises and tender possession of the Suite 160 Premises in accordance with the terms of the Work Letter attached as Exhibit E.  Landlord shall make improvements to Suite 150 and Suite 220 and tender possession of Suite 150 and Suite 220 as described in the Work Letter attached as Exhibit F.

5.           MONTHLY RENT.  Subject to the rent abatement periods provided herein, commencing on the Suite 160 Commencement Date and the Full Premises Commencement Date (respectively), Base Rent for the applicable portion of the Premises, plus applicable sales tax, shall be paid monthly in advance on or before the first day of each calendar month.  The Base Rent shall not be adjusted or modified if the actual rentable square footage of the Premises varies from the rentable square footage set forth herein by [***]% or less.  If the Suite 160 Commencement Date or the Full Premises Commencement Date (respectively) shall be on any day other than the first day of a calendar month, Base Rent, plus applicable sales tax, for the partial month shall be prorated based on the number of days in that month.  Unless otherwise provided herein, commencing on the Suite 160 Commencement Date and the Full Premises Commencement Date (respectively), Additional Rent, plus applicable sales tax, shall also be paid monthly in advance on or before the first day of each calendar month.  If the Suite 160 Commencement Date or the Full Premises Commencement Date (respectively) shall be on any day other than the first day of a calendar month, Additional Rent, plus applicable sales tax, for the partial month shall be prorated based on the number of days in that month.  Rent shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America, at Landlord’s Remittance Address as set forth in Section 1 or to such other address as Landlord may from time to time designate in writing.  Tenant acknowledges that the late payment of Rent or other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Property.  Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within [***] ([***]) days of when due, Tenant shall pay to Landlord a late charge equal to [***] percent ([***]%) of such overdue amount.  In addition, any amount due to Landlord, if not paid within [***] ([***]) days of when due, shall bear interest from the date due until paid at the lesser of: (i) the Prime Rate (as hereinafter defined) plus [***] percent ([***]%) per annum, or (ii) the highest rate permitted by law (the “Default Rate”).  The term “Prime Rate” shall mean the Prime Rate as published in The Wall Street Journal from time to time.  The parties agree that such late charges represent a fair and reasonable estimate of the costs Landlord shall incur by reason of late payment by Tenant.  The acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies granted hereunder.  Notwithstanding anything to the contrary in this Lease, Tenant shall pay the Prepaid Rent simultaneously with Tenant’s execution and delivery of this Lease.  Notwithstanding the foregoing, Landlord shall not charge Tenant interest or late charges for the first late payment in any [***] ([***]) month period provided that Tenant pays any all sums due within [***] ([***]) days of the date due, with any subsequent late payment to incur fees and interest without any additional grace period.

Notwithstanding anything to the contrary, at the expiration of any rent abatement period, Landlord shall apply the portion of the Prepaid Rent (as apportioned to Suite 160 after the expiration of the Suite 160 Rent Abatement Period and to Suites 150 and 220 after expiration of the Suites 150 and 220 Rent Abatement Period) applicable to the first month in which Rent is payable to Landlord, and Tenant shall not be obligated to pay Rent for that month, unless the amount of the Prepaid Rent is insufficient to cover the entire amount of the actual Rent due in which case Tenant will be obligated to pay the additional amount owed upon the same terms and at the same time such payment would otherwise be due.  The remaining amount of any Prepaid Rent shall be credited or applied as set forth above.

6.           TAXES.  Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of Tenant’s Percentage of annual Taxes based on estimates provided by Landlord from time to time and subject to reconciliation as provided in Section 8 below.  “Taxes” means all taxes, assessments and fees levied upon the Property by any governmental entity based upon the ownership, leasing, renting or operation of the Property.  Taxes shall not include any federal, state or local net income, capital stock, succession, transfer, replacement, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.  In addition to the foregoing, Tenant shall pay Landlord, as Additional Rent, for any use, rent or sales tax, service tax, value added tax, franchise tax or any other tax on Rent however designated as well as for any taxes which are reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant.  All expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which the expenses are incurred.  For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Property, and all rights to receive notices of reappraisement.

Landlord may, in Landlord’s commercially reasonable opinion, contest the real property Taxes assessed against the Building on an annual basis and, upon Tenant’s request, Landlord and Tenant shall meet to discuss such contest and Landlord shall share such information that Landlord may have obtained relative to any recommendation from a tax consultant.  All costs incurred by Landlord in seeking to obtain a real property Tax reduction shall be considered an Operating Expense.

7.           OPERATING EXPENSES.  Tenant shall pay monthly, as Additional Rent, one-twelfth (1/12) of Tenant’s Percentage of annual Operating Expenses based on commercially reasonable estimates provided by Landlord on or about each January 1 during the term of this Lease and subject to reconciliation as provided in Section 8 below.  “Operating Expenses” means and includes, but is not limited to:  (a) all expenses paid or incurred by Landlord for ownership, maintaining, operating and repairing the Property, and all other systems and components of the Building, its parking areas, the curbs, sidewalks and plazas adjoining the same, including, but not limited to, the cost of painting, cleaning, refurbishing, re-carpeting, redecorating, gardening, planting, seeding and maintenance of landscaped areas, trash removal, drain maintenance, assessments, expenses and contributions in connection with the City of Boca Raton’s Transportation Demand Management Programs, security guard service and Building security access, exterior maintenance of the improvements, window cleaning, janitorial service, uniforms, management fees, supplies and sundries; (b) utility expenses incurred by Landlord in furnishing utility services for the Property, including the cost of electricity, gas or other fuel, heating, lighting, air conditioning, sewer and waste water service and general surface drainage; (c) those expenses paid or incurred by Landlord for insurance, including, but not limited to, fire, extended coverage, liability, workers compensation, elevator, or any other insurance carried in good faith by Landlord and applicable to the Property; (d) the cost of rental of all supplies, tools, materials and equipment, including expenses paid or incurred by Landlord for sales or use taxes on supplies or services; (e) the cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost of expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Property; (f) the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing the Property, including without limitation, the charges for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air conditioning, ventilating, plumbing, roofing, electrical, elevator, escalators, fire detection systems (including sprinklers) and other systems of the Building; (g) depreciation of hand tools and other moveable equipment used in the repair, maintenance or operation of the Property; (h) legal, accounting, and other professional expenses incurred in connection with the operation, maintenance and management of the Property, including, but not limited to, such expenses as relate to seeking refunds of or obtaining reductions in the taxes; (i) the costs of any capital improvement or alteration, together with any financing charges incurred in connection therewith, made to the Property which is either required by a change in or enactment of any new law (or governmental regulation) after the Effective Date or intended by Landlord to reduce operating costs or expenses, it being understood that such costs shall be amortized over their useful life as reasonable determined by Landlord; and (j) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an “Operating Expense”.  Landlord may allocate any item of Operating Expenses among different portions or occupants of the Building or Property based on use or other considerations as determined by Landlord in Landlord’s reasonable discretion.  If during any calendar year, any rentable space in the Building shall be vacant or unoccupied, at Landlord’s option, the Operating Expense for such calendar year which vary with occupancy shall be adjusted to reflect the expenses that would have been incurred if such space had been occupied.  If any Operating Expense, though paid in one (1) year, relates to more than one (1) calendar year, at the option of the Landlord such expense may be proportionately allocated among such related calendar years.

Notwithstanding the foregoing, Operating Expenses shall not include:

(i)           Ground lease rental payments;

(ii)          Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

(iii)       Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(iv)        Marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions or the enforcement of the terms of any leases or subleases with present or prospective tenants or other occupants of the Building;

(v)         Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(vi)        Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(vii)       Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building;

(viii)      Landlord’s general corporate overhead and general and administrative expenses;

(ix)        Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(x)         Advertising and promotional expenditures, and costs of signs in or on the building identifying the owner of the Building or other tenants’ signs, other than directional signs,  the building directory and maintenance of the Building’s monument sign;

(xi)        Property management fees in excess of the rates then customarily charged for building management by property managers with equal or better qualifications for buildings of like class and character;

(xii)       Penalties for the late payment of any taxes (provided that Tenant is not the cause of such late payment);

(xiii)      Wages, cost, and salaries associated with home office, off-site employees of Landlord and wages, cost and salaries attributable to persons above the level of “General Manager”;

(xiv)      The cost of separate metering and/or tap in charges for utilities for other tenants of Building;

(xv)       The cost of correcting defects in the design or construction of or latent defects in the Premises or the Building, including repair or replacement of any item actually paid for or completed under a warranty, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

(xvi)      Except as specifically permitted under this Lease, the cost of any repairs, alterations, additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures or capital improvements;

(xvii)      The cost of tools and equipment used initially in the construction, of the Building;

(xviii)    The cost of removal, abatement, or treatment of asbestos or any other hazardous substance, including any amounts expended by Landlord as environmental response costs for removal, enclosure, encapsulation, clean-up, remediation or other activities regarding Landlord’s compliance with federal, state, municipal or local hazardous waste and environmental laws, regulations or ordinances;

(xix)       Charitable and political contributions of Landlord; and

(xx)        Cost and maintenance of paintings, sculptures or other art work leased and/or purchased for display at the Building.

Notwithstanding anything to the contrary contained in this Section 7, Tenant’s total Operating Expense payment obligations for all Operating Expenses other than security costs, insurance premiums, utilities, uninsured costs related to weather related events (but in no event more than $[***] per year), and real property taxes shall not increase by more than [***] percent ([***]%) (on a cumulative and compounded basis) over the sum paid by Tenant in the immediately preceding full calendar year.  In the event that the immediately preceding calendar year is not a full calendar year, the Operating Expenses shall be equitably estimated so as to approximate the cost for a full calendar year.  Any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation may be carried forward into all succeeding calendar years during the Term (on a cumulative and compounded basis) until fully recouped by Landlord.

8.          RECONCILIATION.  Landlord shall deliver to Tenant within one hundred twenty (120) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Tenant’s Percentage of the actual Operating Expenses incurred during such year.  Except as otherwise set forth below, Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder.  If Tenant’s payments under this Section 8 during said year exceed Tenant’s Percentage of Operating Expenses as indicated on the Statement (the “Operating Expense Overstatement”), Landlord shall credit the amount of such overpayment against such payment of Rent next falling due, or, if the Term will expire before the overpayment is fully credited, Landlord shall pay such difference to Tenant within [***] ([***]) days of the determination of such Operating Expense Overstatement.  If Tenant’s payments under this Section 7 during said year were less than Tenant’s Percentage as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within [***] ([***]) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last year of the Lease Term for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease Term may have terminated before the end of such year. The obligations set forth in this subsection shall survive the expiration, or earlier termination, of this Lease.

Provided Tenant is not then in default beyond applicable notice and cure periods and has paid the Operating Expenses shown on the Statement, if Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant’s sole expense, not later than [***] ([***]) days following receipt of such Statement, to cause Landlord’s books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant); provided, however, Landlord’s approval shall not be unreasonably withheld, and the [***] ([***]) day period shall be tolled for the period during which Landlord is determining whether to approve such certified public accountant.  The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours in Palm Beach County, Florida.   The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers.  If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within [***] ([***]) days after such notice is delivered to Landlord, and the audit must be completed within [***] ([***]) days after such notice is delivered to Landlord.  If Tenant does not commence and complete the audit within such periods, the Statement that Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant will use good faith commercially reasonable efforts to keep the results of any Operating Expense audit confidential. Upon Landlord’s receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord’s statement and Tenant’s review.  If Landlord and Tenant determine that Operating Expenses for the year in question are less than reported in Landlord’s statement, Landlord shall provide Tenant with a credit against future Rent in the amount of any overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Operating Expenses for the year in question are greater than reported in Landlord’s statement, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant.  If after Landlord and Tenant agree on the results of any audit of Landlord’s books and records indicates that Landlord has made an error in Landlord’s favor for more than [***] percent ([***]%) of the amount of Operating Expenses for any calendar year, Landlord shall reimburse Tenant for Tenant’s reasonable costs of conducting the audit up to a maximum of $[***].  In addition, Landlord shall pay to Tenant an amount equal to such overstated amounts, which sums shall be paid within [***] ([***]) days of Tenant’s demand therefore.  If such payment is not received by Tenant prior to the expiration of such [***] ([***]) day period, Tenant may withold such amount from future payments of Rent until such amount is reduced to 0.00.

Notwithstanding any provision in this Lease to the contrary, Landlord shall not be entitled to collect any charge or expense for Operating Expenses if Landlord has not presented Tenant with a billing within [***] ([***]) years after the date such charge or expense was incurred.

9.            INSURANCE.

(A)         Tenant shall maintain the following insurance in force from the date upon which Tenant first enters the Premises and throughout the Term and thereafter for so long as Tenant is in occupancy of any part of the Premises:

(i)          Commercial General Liability insurance with limits of at least $[***] per occurrence, $[***] general aggregate, and, if the Tenant manufacturers or produces a product, $[***] products completed operations aggregate or such larger amounts as Landlord may reasonably require from time to time, covering bodily injury and property damage arising out of the use of the Premises, as well as products/completed operations, blanket contractual liability, personal injury and advertising liability;

(ii)         Worker’s Compensation insurance as required by the state in which the Premises is located covering occupational injuries or disease to all employees of Tenant and to any contractors, subcontractors or other agents used by Tenant for work or other activities on or about the Premises.  If such insurance is not required by the state in which the Premises is located, then, and in any event, Tenant shall maintain such insurance with Employer’s Liability limits of at least $[***] each accident, $[***] each employee, and $[***] disease;

(iii)        Business Automobile Liability insurance for all owned (Symbol 1), non-owned (Symbol 9) hired, rented and/or borrowed (Symbol 8) vehicles used by the Tenant, its employees or agents.  Such policy shall include a combined single limit of liability of at least $[***] per claim for bodily injury and property damage;

(iv)        Excess or Umbrella Liability insurance with a limit of at least $[***] providing additional limits of insurance over the primary per occurrence and aggregate limits of the Commercial General Liability (including bodily injury, property damage, products/completed operations, personal/advertising injury and blanket contractual liability); and

(v)         Property insurance covering “all risk” of physical damage to Tenant’s personal property.

(B)         Tenant’s Commercial General Liability, Property, and Excess Liability/Umbrella Liability policies shall name Landlord and Landlord’s managing agent and any mortgagee that Landlord has provided the name of to Tenant, as Additional Insureds and the Commercial General Liability and Excess Liability/Umbrella Liability shall be primary and non-contributory insurance as to any insurance carried by the parties designated as Additional Insureds.  All policies purchased and maintained by Tenant to satisfy the requirements in this Lease must be purchased from an insurance company with a minimum rating of “A- X” or its equivalent from one of the major rating agencies (AM Best, Moodys, Standard & Poors, Fitch) that is admitted or eligible to do business in the state where the Premises is located.

(C)         Tenant shall provide Landlord with a certificate of insurance for each policy simultaneously with the delivery of an executed counterpart of this Lease and at least [***] ([***]) days prior to each renewal of such insurance.  Such certificates of insurance shall be on an ACORD Form 25 or ISO Form 2026 or their equivalent, shall certify that such policy has been or shall be issued and that it provides the coverage and limits required above, and shall provide that the insurance shall not be canceled or materially changed unless [***] ([***]) days prior written notice shall have been given to Landlord.  Tenant shall notify Landlord in writing at least [***] ([***]) days in advance if Tenant intends to or receives a notice that its insurance company intends to cancel or non-renew such insurance for any reason, or if the required coverage or limits are to be materially changed from the initial requirements in this Lease.  In the event that the applicable statutory time period is less than [***] ([***]) days, then Tenant shall notify Landlord within [***] ([***]) business days of receipt of any cancellation or non-renew notice.  In the event that Tenant fails to obtain or maintain the insurance required above or fails to provide the Certificates of Insurance required, Landlord may, at its option, after providing Tenant with written notice and a reasonable opportunity to cure, obtain such insurance on behalf of Tenant.  Tenant shall pay, as Additional Rent within [***] ([***]) days after Landlord’s written demand, the reasonable cost of such insurance.  Landlord’s failure to obtain such coverage on behalf of Tenant shall not limit Tenant’s liability in the event of an uncovered loss.

(D)        Landlord shall carry or cause to be carried property insurance for full replacement cost and commercial general liability insurance in amounts and with deductibles as a reasonably prudent owner of a building similar to the Building in the geographic vicinity of the Building (“Comparable Building”) would purchase and maintain with respect to the Property.  Tenant shall pay Tenant’s Percentage of Landlord’s insurance premiums (“Insurance Premiums”) during the Term of the Lease as a part of Operating Expenses.  If Tenant does conduct any activity within or about the Premises that result in an increase to the cost of Landlord’s insurance Tenant shall reimburse Landlord for the entire amount of such additional premiums or surcharges within [***] ([***]) days after Landlord’s written demand.

(E)        The limits of insurance required by this Lease, or as carried by Tenant, will not limit the liability of Tenant or relieve Tenant of any obligation hereunder, except to the extent provided for under Section 10 below (Subrogation).  Any deductibles selected by Tenant will be the sole responsibility of Tenant.

(F)         Landlord may, at its sole discretion, change the insurance policy limits and forms which are required to be provided by Tenant; such changes will be made to conform with common insurance requirements for Comparable Buildings if commercially reasonably available.

10.        WAIVER OF SUBROGATION.  All provisions of this Lease to the contrary notwithstanding, Landlord waives any and all rights of recovery against Tenant, Tenant’s employees, agents and contractors for or arising out of damage to, or destruction of the Building, the Premises or Landlord’s personal property to the extent that such damage or destruction is covered by Landlord’s insurance policies then in effect or the insurance policies Landlord is required to obtain by Section 9 (whether or not the insurance Landlord is required to obtain by Section 9 is then in force and effect), whichever is broader.  Landlord’s waiver shall not be limited by the amount of insurance then carried by Landlord.  All provisions of this Lease to the contrary notwithstanding, Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for loss or damage to the Premises and Tenant’s personal property to the extent such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant is required to obtain by Section 9 (whether or not the insurance Tenant is required to obtain by Section 9 is then in force and effect), whichever is broader.  Tenant’s waiver shall not be limited by the amount of insurance then carried by Tenant.  Each party shall cause the property insurance policies it obtains in accordance with Section 9 to provide that the insurance company waives all right of recovery by subrogation against the other party in connection with any liability or damage covered by such insurance policies.  If necessary to effect the foregoing waivers, Landlord and Tenant hereby agree to cause an endorsement to be issued to their respective insurance policies (including any contents, fire and casualty insurance) recognizing this waiver of subrogation; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

11.         SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the Security Deposit specified in Section 1 of this Lease.  Provided that Tenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit shall be returned to Tenant without interest within [***] ([***]) days of the expiration of the Term, further provided that Landlord may deduct from the Security Deposit prior to returning it any amounts owed by Tenant to Landlord.  If Tenant defaults under any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default.  In the event Landlord elects to apply the Security Deposit as provided for above, Tenant shall, within [***] ([***]) business days after Landlord’s demand, restore the Security Deposit to the original amount.  Landlord may, at its discretion, commingle the Security Deposit with its other funds.  Upon any sale or other conveyance of the Building, Landlord may transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor owner, and upon such successor’s actual receipt of the Security Deposit (or any amount of the Security Deposit remaining) Tenant agrees to look solely to the successor owner for repayment of the same.  The Security Deposit shall not operate as a limitation on any recovery to which Landlord may be entitled.

12.         USE.  The Premises shall be used for the Permitted Use and for no other purposes whatsoever.  Tenant shall not do or permit to be done in or about the Premises, Building or Property anything which is prohibited by any ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement, now in force or which may hereafter be enacted, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Applicable Law”).  Tenant shall comply with all Applicable Law that applies to Tenant’s use or occupation of the Premises and common areas of the Property.  Tenant shall use and cause all contractors, agents, employees, invitees and visitors of Tenant to use the Premises and any common area of the Property in such a manner as to prevent waste, nuisance and any disruption of other occupants.  Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law.  The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Applicable Law in the use or occupancy of the Premises, Building or Property shall be conclusive of that fact as between Landlord and Tenant.

13.         MAINTENANCE; SERVICES.  Excepting only those obligations for which Landlord is expressly responsible pursuant to this section, Tenant will, throughout the Term and at its sole cost, keep and maintain the interior of the Premises and all fixtures and equipment located therein, including, without limitation, carpeting, wall-covering, doors, plumbing and other fixtures, and any alterations performed for the benefit of the Premises, clean safe and in good working order, condition and repair and make all necessary repairs and replacements thereto, including, without limitation, replacing all interior broken glass with glass of the same size and quality as that broken and maintain all systems or portions of systems exclusively serving the Premises including, without limitation, electrical, mechanical, plumbing and heating, ventilating and air conditioning systems.  All repairs and replacements required of Tenant in connection herewith shall be of a quality and class at least equal to the minimum building standards established by Landlord and shall be done in a good and workmanlike manner in compliance with all applicable laws and the terms and conditions of this Lease.  If Tenant fails to maintain the Premises in compliance with the terms hereof, Landlord shall have the right after written notice to do such acts and expend such funds at the expense of Tenant as are reasonably required and Tenant shall reimburse Landlord for the cost thereof as Additional Rent within [***] ([***]) business days after written demand.  In the event Tenant shall request that it be allowed to consume, or actually does consume electrical services in excess of that so determined by Landlord to be reasonable for office use, Landlord may require that upgraded supply facilities, panels and/or sub-meters be installed at Tenant’s expense.  Tenant agrees not to connect with water pipes any apparatus using water without consent of Landlord.  Tenant shall not be permitted to install any equipment causing a floor load in excess of eighty (80) pounds per square foot.  Landlord’s may, in its reasonable discretion, grant Tenant the right to exceed the floor loading capacity stated above in certain portions of the Building.

Should Tenant require any additional service not provided by Landlord pursuant to this Lease, Landlord shall reasonably cooperate with Tenant to obtain such additional service and Tenant agrees to pay Landlord’s charges therefor, including a reasonable administrative fee, any taxes imposed thereon, and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service, as Additional Rent within [***] ([***]) days after Landlord’s written demand.  Landlord will provide afterhours HVAC upon Tenant’s request subject to limitations due to reasonable maintenance and repair on such systems and Force Majeure.  The current charge for after-hours HVAC usage is $[***] per hour, subject to adjustment from time to time by Landlord but not more than [***]% per year, on a cumulative and compounded basis.

If there is a tenant in the Building that will consume electricity materially beyond that of a typical office tenant, Landlord shall equitably allocate the total cost of electricity for the Building to all tenants and shall require the tenant that is consuming electricity materially beyond that of a typical office tenant to pay an increase in its electricity costs.

If the Premises contains supplemental HVAC equipment which is sub metered, Tenant shall be responsible to pay the cost for the same.  During the Term, Tenant shall be solely responsible for maintaining any supplemental HVAC equipment in good condition and repair at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for all electricity consumed by the supplemental HVAC equipment, as Additional Rent, within [***] ([***]) days after Tenant’s receipt of Landlord’s invoice for same.

Landlord shall maintain the roof, foundation, exterior walls, structural portions of the Building, elevators, if any, any Common Areas and electrical, plumbing, mechanical and fire protection systems (subject to systems exclusive to the Premises such as dishwashers) of the Building, the cost of which shall be included as a part of Operating Expenses, provided that Landlord shall have no obligation to make any repairs unless Landlord has first received written notice of the need for such repairs from Tenant.  Notwithstanding the foregoing and subject to the terms herein, any damage to the Property occasioned by the negligence or willful act of Tenant or any person claiming under Tenant, or contractors, agents, employees, invitees or visitors of Tenant or any such person, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its sole option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith and Tenant shall pay the cost therefor as Additional Rent within [***] ([***]) days after Landlord’s written demand.  Landlord shall not be responsible to maintain any additional air conditioning equipment particular to the Premises, such as air conditioning units located in a computer room or other utility area, or for any plumbing particular to the Premises, such as a break room or restroom located within the Premises.

In addition to the foregoing, during normal hours of operation of the Building throughout the Term, Landlord shall provide: (i) reasonable quantities of electricity for the common areas; (ii) electricity for Tenant’s normal office use; (iii) heating, ventilation and air conditioning as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises during the normal hours of operation of the Building; (iv) building standard window washing and janitorial services; (v) water for drinking, cleaning and restroom purposes only, and (vi) such other services as Landlord reasonably determines are necessary or appropriate.  The normal hours of operation of the Building shall be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except holidays) and 9:00 a.m. to 1:00 p.m. on Saturday (except holidays).  Upon Tenant’s request, Landlord shall replace Building standard bulbs and ballasts in the Premises (to be included in Operating Expenses).

14.         SUBLEASE; ASSIGNMENT.  Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest in this Lease without Landlord’s consent, which will not be unreasonably withheld, conditional or delayed.  Except in connection with a Permitted Transfer (as hereinafter defined), Tenant shall not allow the Premises to be occupied, in whole or in part, by any other party and shall neither sublet the Premises, in whole or in part, nor assign this Lease, nor amend any sublease or assignment to which Landlord has consented, without in each case obtaining the prior written consent of Landlord.  Any sublease or assignment, or amendment to any sublease or assignment, without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default.  Except in connection with a Permitted Transfer, the provisions of this section shall apply to a transfer, by one or more transfers, of all, or substantially all, of the business or assets of Tenant, of a majority of the stock, partnership or membership interests, or other evidences of ownership, of Tenant, and of any shares, voting rights or ownership interests of Tenant which results in a change in the identity of the entity or entities which exercise, or may exercise, effective control of Tenant as if such transfers were an assignment of this Lease.  Tenant must request Landlord’s consent to any assignment or sublease at least [***] ([***]) days prior to the proposed effective date of the assignment or sublease.  At the time of its request, Tenant shall provide Landlord in writing: (a) the name and address of the proposed assignee or subtenant, (b) a complete copy of the proposed assignment or sublease, (c) reasonably satisfactory information about the nature, business, and business history of the proposed assignee or subtenant and its proposed use of the Premises, and (d) banking, financial or other credit information about the proposed assignee or subtenant sufficient to enable Landlord to determine its financial condition and operating performance.  Concurrently with such request, Tenant shall pay to Landlord a fee of $[***] to defray Landlord’s expenses in reviewing such request.  Landlord shall not unreasonably withhold or delay its consent to Tenant’s written request to sublease the Premises or assign this Lease which is made in compliance with the terms and conditions of this section.  Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord’s refusal to consent to any proposed assignment or sublease shall not be unreasonable if:  (a) the financial condition or operating performance of the proposed subtenant or assignee, determined in Landlord’s reasonable discretion does not meet Landlord’s then existing Leasing criteria, (b) Tenant is in default under any of the terms, covenants or conditions of this Lease beyond applicable notice and cure periods, (c) the proposed use of the Premises may result in increased wear and tear on the Premises or the Building, (d) the proposed subtenant or assignee is a governmental agency, (e) Landlord has comparable space available elsewhere in the Building which can accommodate the needs of the proposed subtenant or assignee or the proposed subtenant and the assignee is a prospect to whom Landlord has made a proposal for the lease of space within the Building within the prior [***] ([***]) months, (f) the proposed subtenant or assignee would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement, or (h) Landlord’s lender, if any, does not consent to the proposed sublease or assignment.

No subletting or assignment shall release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  Any subtenant shall, at Landlord’s election, attorn to Landlord following any early termination of this Lease and any assignee shall be jointly and severally liable for the full performance of all of Tenant’s obligations hereunder.  Landlord may require, as a condition to granting Landlord’s consent with respect to the provisions of this section, that the proposed subtenant or assignee enter into a written agreement with Landlord confirming the obligations of such subtenant or assignee under this Lease.  If Tenant receives rent or other payments under any assignment or sublease in excess of the payments made by Tenant to Landlord under this Lease (as such amounts are adjusted on a per square foot basis if less than all of the Premises is transferred), then Tenant shall pay Landlord [***] ([***]%) of such excess after first deducing the reasonable and customary third party costs incurred by Tenant to effectuate the transfer.  Landlord’s consent to one assignment or sublease shall not be deemed a waiver of the requirement of Landlord’s consent to any subsequent assignment or sublease.

Notwithstanding anything to the contrary contained in this Section 14, provided Tenant is not in default beyond applicable notice and cure periods, Tenant may assign this Lease or sublet the Premises (or a portion thereof) in connection with any of the following without the prior written consent of Landlord (and without being required to pay any excess rents to Landlord), each a “Permitted Transfer” to an entity (each a “Permitted Transferee”) in connection with: (i) a sale of all or substantially all of Tenant’s assets or stock to an unrelated entity, (ii) any merger, consolidation, reorganization or similar transaction, (iii) any assignment or sublease to an Affiliate, or (iv) any transfer of stock whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized national stock exchange.  The term “Affiliate” as used in this Section 14, shall mean any person or entity that is, directly or indirectly, controlled by, under common control with, or controlling, another person or entity.  Tenant acknowledges and agrees that any such assignment or sublease shall not release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the Rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder.  In such event, Tenant must give Landlord at least [***] ([***]) days prior written notice with respect to any such Permitted Transfer.

15.         INDEMNITY; NON-LIABILITY OF LANDLORD.

(A)         Subject to the terms of Section 10 hereof, and except to the extent caused by the negligence or willful misconduct of an Indemnified Party, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, members, managers, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the reasonable cost of consultants and experts, reasonable attorneys’ fees, court costs and other legal expenses,  insurance policy deductibles and other reasonable expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an “Indemnified Matter” (as defined below).  For purposes of this Section 15, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages are caused by (a) any negligent act or omission or willful misconduct of Tenant or its employees, agents, assignees, subtenants, licensees, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”), (b) Tenant’s failure to perform any of its obligations under the Lease (which failure continues after the passage of any applicable notice and cure period under the Lease), (c) the use or occupancy of the Premises by Tenant or any person claiming under Tenant, and/or (d) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.  Tenant’s obligations hereunder shall include, but shall not be limited to, compensating the Indemnified Parties for Damages arising out of Indemnified Matters within [***] ([***]) days after written demand from an Indemnified Party plus a reasonable period of time for Tenant’s investigation of the claim.  Tenant shall also defend, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within [***] ([***]) days after written demand from the Indemnified Party, plus a reasonable period of time for Tenant’s investigation of the claim, any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded.  This indemnity is intended to apply to the fullest extent permitted by applicable law.  Tenant’s obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.  Except in connection with liabilities, obligations, and claims pursuant to Sections 17 and 28 herein, Landlord hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of an Indemnified Matter.

(B)         Subject to the terms of Section 10, and except to the extent caused by the negligence or willful misconduct of a Tenant Indemnified Party, Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its employees, affiliates and agents (said persons and entities are hereinafter collectively referred to as the “Tenant Indemnified Parties”) from and against any and all Damages that result from (i) the negligence or intentional misconduct of Landlord its employees and its authorized representatives (ii) Landlord’s failure to perform any of its obligations under the Lease (which failure continues after the passage of any applicable notice and cure period under the Lease), and (iii) any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease (a “Tenant Indemnified Matter”).  Landlord’s obligations hereunder shall include, but shall not be limited to (a) compensating the Tenant Indemnified Parties for Damages arising out of Tenant Indemnified Matters within [***] ([***]) days after written demand from a Tenant Indemnified Party plus a reasonable period of time for Landlord’s investigation of the claim and (b) providing a defense, with counsel reasonably satisfactory to the Tenant Indemnified Party, at Landlord’s sole expense, within [***] ([***]) days after written demand from the Tenant Indemnified Party plus a reasonable period of time for Landlord’s investigation of the claim, of any claims, action or proceeding arising out of or relating to an Tenant Indemnified Matter. This indemnity is intended to apply to the fullest extent permitted by applicable law. Landlord’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Tenant after said expiration or termination.  Tenant hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of a Tenant Indemnified Matter.

16.         UTILITIES.  Tenant shall contract directly with public utility providers for all utilities which are separately metered to the Premises and shall pay such utility providers directly and promptly when due.  If any utility is not separately metered to the Premises, the cost of such utility consumed on the Premises, as reasonably determined by Landlord, shall be paid by Tenant as a part of Operating Expenses.  Tenant’s obligation to pay for utilities provided to the Premises during the Term shall survive the expiration or earlier termination of the Lease.  Tenant shall not utilize an alternative provider for a utility service other than the public utility provider servicing the Property unless Tenant shall first obtain the written consent of Landlord.  Landlord shall not be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Premises or Building by the applicable utility provider.  To ensure the proper functioning and protection of all utilities, Tenant agrees to abide by all reasonable regulations and requirements which Landlord may prescribe and to allow Landlord and its utility providers’ access to all electric lines, feeders, risers, and wiring within the Premises.

Notwithstanding the provisions of this Section 16, in the event the Building experiences an interruption of electrical, telephone, HVAC or water service, which in any such case prevents Tenant from utilizing the Premises (or portion thereof) to conduct its business (a “Service Failure”) which Service Failure is due to Landlord’s actions (i.e. not as a result of the inability of Landlord to obtain the applicable utility service through no fault of Landlord (a “Controllable Service Failure”), Landlord shall commence and diligently pursue the curative action within a commercially reasonable amount of time after written notice from Tenant of a Controllable Service Failure.  Notwithstanding the foregoing, if Tenant does not conduct business in the Premises (or portion thereof) as a result of a Controllable Service Failure, Tenant shall be entitled to an equitable abatement of Rent (in proportion to the portion of the Premises subject to the Service Failure) with respect to a Controllable Service Failure commencing with the [***] ([***]) consecutive business day after Tenant’s notice to Landlord of the Controllable Service Failure until such time as the services are restored and/or the applicable repair is made, as the case may be.

17.         HOLDING OVER.  If Tenant or any party claiming by or under Tenant remains in occupancy of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, such holding over shall be without right and a tenancy at sufferance, and Tenant shall be liable to Landlord for any actual loss or damage incurred by Landlord as a result thereof, including consequential damages, provided that in the case of consequential damages Landlord has first provided Tenant with at least [***] ([***]) days prior written notice that Landlord is obligated to deliver the space to a bona fide new tenant and that Landlord’s failure to deliver the space to such new tenant could result in consequential damages.  In addition, for each month or any part thereof that such holding over continues, Tenant shall pay to Landlord a monthly fee for the use and occupancy of the Premises equal to [***] percent ([***]%) of the Base Rent payable for the month immediately preceding such hold over, plus all Additional Rent due hereunder and there shall be no adjustment or abatement for any partial month.  The provisions of this section shall not be deemed to limit or exclude any of Landlord’s rights of re-entry or any other right granted to Landlord hereunder, at law or in equity.

18.         NO RENT DEDUCTION OR SET OFF.  Tenant’s covenant to pay Rent is and shall be independent of each and every other covenant of this Lease.  Tenant agrees that any claim by Tenant against Landlord shall not be deducted from Rent nor set off against any claim for Rent in any action except as expressly permitted under this Lease.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any remedy provided in this Lease or at law.  In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

19.         CASUALTY.  If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord.  If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage.  Until the repair and restoration of the Premises is completed, Rent shall be abated for that part of the Premises that Tenant is unable to use and is not occupied while repairs are being made, based on the ratio that the amount of unusable rentable area bears to the total rentable area of the Premises.  Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building, provided, however, that Landlord shall not be obligated to spend more than the net proceeds of insurance proceeds made available for such repair and restoration nor shall Landlord be obligated to repair or restore, or to pay for the repair or restoration of, any furnishings, equipment or personal property belonging to Tenant.  It shall be Tenant’s sole responsibility to repair and restore all such items.

Notwithstanding the foregoing, (a) if there is a destruction of the Building that exceeds [***] percent ([***]%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, or (b) if Landlord reasonably believes that the repairs and restoration cannot be completed despite reasonable efforts within [***] ([***]) days after the occurrence of such damage, or (c) if Landlord reasonably believes that there shall be less than [***] ([***]) year remaining in the Term (exclusive of any extension options) upon the substantial completion of such repairs and restoration, or (d) if any mortgagee or lender fails or refuses to make sufficient insurance proceeds available for repairs and restoration, or (e) if zoning or other applicable laws or regulations do not permit such repairs and restoration, Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within [***] ([***]) days after the occurrence of such damage.  If this Lease is terminated pursuant to the preceding sentence, all Rent payable hereunder shall be apportioned and paid to the date Tenant was unable to occupy and ceased operations in the Premises.

Notwithstanding the foregoing, (a) if there is a destruction of the Building that exceeds [***] percent ([***]%) of the replacement value of the Building from any risk, and Tenant’s use of the Premises or the Common Areas are materially adversely impacted, or (b) if Landlord reasonably believes that the repairs and restoration cannot be completed despite reasonable efforts within [***] ([***]) days after the occurrence of such damage, and Tenant’s use of the Premises or the Common Areas are materially adversely impacted, or (c) if Landlord reasonably believes that there shall be less than [***] remaining in the Term (exclusive of any extension options) upon the substantial completion of such repairs and restoration, and Tenant’s use of the Premises or the Common Areas are materially adversely impacted, or (d) if the Premises or Common Areas are damaged or destroyed and any mortgagee or lender fails or refuses to make sufficient insurance proceeds available for repairs and restoration, or (e) if zoning or other applicable laws or regulations do not permit such repairs and restoration, then Tenant shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Landlord within [***] ([***]) days after the occurrence of such damage.  If this Lease is terminated pursuant to the preceding sentence, all Rent payable hereunder shall be apportioned and paid to the date Tenant was unable to occupy and ceased operations in the Premises.

If neither party elects to terminate this Lease and Landlord commences to restore the Building but does not substantially complete the repair and restoration of the Building within [***] ([***]) days following the date of casualty, then Tenant may terminate this Lease upon written notice to Landlord as of the end of such [***] ([***]) day period by providing written notice to Landlord, such termination to be effective [***] ([***]) days after notice from Tenant is received by Landlord, unless Landlord substantially completes the repairs within such [***] ([***]) day period upon which the Tenant’s termination shall be vitiated and the Lease shall continue in full force and effect.

In the event of any damage or destruction to the Building or Premises, it shall be Tenant’s responsibility to secure the Premises and, upon notice from Landlord, to remove forthwith, at its sole cost and expense, property belonging to Tenant or its licensees from such portion of the Premises as Landlord shall request.

20.          SUBORDINATION; ESTOPPEL LETTERS.  This Lease is expressly subject and subordinate to any current or future mortgage or mortgages placed on the Property and to all other documents executed in connection with any such mortgage.  Tenant agrees that from time to time it shall deliver to Landlord or Landlord’s mortgagee or designee within ten (10) business days of the date of Landlord’s or Landlord’s mortgagees or such other designee’s request, a statement, in writing, certifying (i) that this Lease is unmodified and in full force and effect, if this is so, or if there have been modifications, that the Lease, as modified, is in full force and effect; (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (iv) such other true statements as Landlord or Landlord’s mortgagee or designee may reasonable require.  Tenant’s failure to execute and deliver such statements within the time required shall, at Landlord’s election, be an Event of Default and shall also be conclusive upon Tenant that (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) that Landlord is not in default under any provisions of this Lease and that Tenant has no right of offset, counterclaim or deduction against Rent.

Notwitstanding the foregoing, Landlord will obtain a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit H (the “SNDA”) executed by Landlord and the current mortgagee, and Tenant shall execute and deliver such SNDA concurrently with Tenant’s execution and delivery of this Lease and until the Full Premises Commencement Date, Landlord shall obtain a subordination/non-disturbance and attornment agreement from any future mortgagee on such mortgagee’s standard form, subject to Tenant’s reasonable comments.  After the occurrence of the Full Premises Commencement Date and upon Tenant’s request, Landlord agrees to use reasonable efforts to have any mortgagee of the Property enter into its usual subordination, non-disturbance agreement with Tenant provided that Tenant is not then in default under this Lease.

21.           ALTERATIONS; RESTORATION.

(A)          Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (“Alterations”) without first obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, provided any Alterations that may impact the structural portions of the Building or any mechanical systems shall be in Landlord’s sole discretion.  All Alterations (i) must comply with all applicable laws, (ii) must be compatible with the Building and its mechanical, electrical, heating, ventilating, air-conditioning and life safety systems; (iii) must not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; and (iv) must not affect the integrity of the structural portions of the Building.  In addition, Landlord may impose as a condition to such consent such additional requirements as Landlord in its sole discretion deems necessary or desirable, including, without limitation:  (a) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations; (b) Landlord’s prior written approval of the time or times when the Alterations are to be performed; (c) Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; (d) Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (e) Tenant’s delivery to Landlord of such bonds and insurance as Landlord customarily requires; (f) Tenant’s payment to Landlord of a commercially reasonable fee for Landlord’s supervision of any Alterations; (g) Tenant’s and Tenant’s contractor’s compliance with such construction rules and regulations and building standards as Landlord promulgates from time to time; and (h) Tenant’s delivery to Landlord of “as built” drawings of the Alterations in such form or medium as Landlord may reasonably require.  All direct and indirect costs relating to any modifications, alterations or improvements of Building, whether outside or inside of the Premises, required by any governmental agency or by law as a condition or as the result of any Alteration requested or effected by Tenant shall be borne by Tenant.  Tenant shall not permit any mechanic’s lien or other liens to be placed upon the Premises or the Building as a result of any materials, services or labor ordered by or provided to Tenant or any of Tenant’s agents, officers, or employees.  Without waiving any other rights or remedies under this Lease, Landlord may bond or insure or otherwise discharge any such lien and Tenant shall reimburse Landlord for any amount paid by Landlord in connection therewith as Additional Rent within [***] ([***]) days after Landlord’s written demand.

(B)          Upon the expiration or earlier termination of the Lease, Tenant shall surrender the Premises in good working order and condition, reasonable wear and tear and damage by casualty or condemnation excepted.  Tenant shall remove any trade fixtures, equipment, data/telecommunications cabling and wiring installed by or on behalf of Tenant and furniture from the Premises and Tenant shall fully repair any damage, including any structural damage, occasioned by the removal of the same.  Notwithstanding the foregoing, Landlord may require that Tenant not remove any or all Alterations and any such Alteration or Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title thereto shall pass to Landlord under this Lease as by a bill of sale.  At the time Tenant requests approval for an Alteration, Tenant may request that Landlord also provide consent for such Alteration to remain upon expiration of the Term, with Landlord not to unreasonably withhold consent thereto, and if Landlord consents (i) to the Alteration, and (ii) for the Alteration to remain, Tenant shall not be required to remove the Alteration in accordance with the terms of the Lease upon expiration of the Term.  At Landlord’s election, all Alterations, trade fixtures, equipment, wire and cable, furniture, fixtures, other personal property not removed shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them.  Tenant shall pay Landlord all reasonable expenses incurred in connection with Landlord’s disposition of such property, including without limitation the cost of repairing any damage to the Building or the Premises caused by removal of such property, and shall hold Landlord harmless from loss, liability, or expense arising from the claims of third parties such as Tenant’s lenders whose loans are secured by such property.  Tenant’s obligations under this section shall survive the end of this Lease.

(C)          The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for improvements to or other work performed in the Premises by or on behalf of Tenant.  Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Property and all mechanics, materialmen, contractors, artisans, and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are charged with notice that they must look to Tenant to secure payment of any bill for work done or material furnished or for any other purpose during the Lease term.  These provisions are made with express reference to Section 713.10, Florida Statutes.  Landlord and Tenant acknowledge and agree that there is no requirement under this Lease that Tenant make any alterations or improvements to the Premises.  Tenant shall notify every contractor making improvements to the Premises that the interest of Landlord in the Premises shall not be subject to liens for improvements to or other work performed in the Premises by or on behalf of Tenant.  In the event that a construction claim of lien is filed against the Property in connection with any work performed by or on behalf of Tenant, Tenant shall satisfy such claim, or shall transfer same to security, within [***] ([***]) business days from the date that Tenant becomes aware of the same.  In the event that Tenant fails to satisfy or transfer such claim within said [***] ([***]) business day period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including attorneys’ fees.  Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such claim or lien.

If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord’s discretion be recorded in the Public Records for the purpose or protecting Landlord’s estate from construction claims of lien, as provided in Florida Statutes, Chapter 713.10.  No other memorandum of this Lease, nor this Lease itself shall be recordable in the public records of any county within the State of Florida without Landlord’s written consent and joinder, which may be arbitrarily withheld by Landlord in its sole discretion.  In the event such short form of Memorandum of Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument terminating Tenant’s interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration of the term of this Lease, or such earlier termination hereof.  The Security Deposit paid by Tenant may be used by Landlord for the transfer of any claim of lien, as provided in this Section.  This Section shall survive the termination of this Lease.

Notwithstanding the foregoing to the contrary, during the Term of this Lease, Tenant shall be permitted, with prior written notice to Landlord, but without Landlord’s prior written consent, to make non-structural interior alterations to the Premises costing in the aggregate not more than [***] Dollars ($[***]) in any [***] ([***]) month period, provided that such alterations (i) are not structural, (ii) do not affect the use or proper strengthening of any utilities, building systems, or other tenant spaces, (iii) are not visible from outside the Premises, (iv) do not include the penetration of the roof, and/or (v) do not require building permits.

22.         DEFAULT; REMEDIES.

(A)         In addition to any other acts or omissions designated in this Lease as Events of Default, each of the following shall constitute an Event of Default by Tenant hereunder:  (i) the failure to make any payment of Rent, Additional Rent or any installment thereof or to pay any other sum required to be paid by Tenant under this Lease within [***] ([***]) days after written notice for Landlord that such sum is due; (ii) the use or occupancy of the Premises for any purpose other than the Permitted Use without Landlord’s prior written consent or the conduct of any activity in the Premises which constitutes a violation of law; (iii) if the interest of Tenant or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within [***] ([***]) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against Tenant or any guarantor of the Lease or if a receiver shall be appointed for Tenant or any guarantor or any of the property of Tenant or guarantor; (v) if Tenant or any guarantor of the Lease shall make an assignment for the benefit of creditors or if Tenant shall admit in writing its inability to meet Tenant’s debts as they mature; (vi) if any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties; (vii) if Tenant shall fail to discharge or bond over any lien placed upon the Premises as a result of Tenant’s actions in violation of this Lease; (viii) if any Letter of Credit required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, or mutually agreed to in writing by the parties; (ix) if Tenant shall abandon or vacate the Premises during the Term and otherwise fail to comply with the terms of the Lease; (x) if Tenant shall fail to execute and deliver an estoppel certificate or subordination agreement as required hereunder; or (xi) the failure to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and which Tenant has not corrected within [***] ([***]) days after written notice thereof to Tenant,  provided, however, that if the nature of Tenant’s non-performance is such that more than [***] ([***]) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said [***] ([***]) day period and thereafter diligently and continuously pursues such cure to completion.

(B)         Upon the occurrence of an Event of Default by Tenant, Landlord may, at its option, with or without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

(i)           Upon [***] ([***]) days written notice to Tenant, Landlord may terminate this Lease, repossess and re-let the Premises in accordance with Florida law, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which case Landlord shall be entitled to recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting.  For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Expiration Date.  Should the fair market rental value of the Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Rent to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to or otherwise credit Tenant for any such excess amount;

(ii)         Landlord may, without terminating the Lease, terminate Tenant’s right of possession, repossess the Premises including, without limitation, removing all or any part of Tenant’s personal property in the Premises and to place such personal property in storage or a public warehouse at the expense and risk of Tenant, and relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord.  For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises.  Tenant shall pay to Landlord as damages a sum equal to all Rent under this Lease for the balance of the Term unless and until the Premises are relet.  If the Premises are relet, Tenant shall be responsible for payment within [***] ([***]) days after Landlord’s written demand of any deficiency between the Rent as relet and the Rent for the balance of this Lease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing therefrom.  Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.  No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have, recover as damages (in addition to any other sums or damages for which Tenant may be liable to Landlord) a lump sum equal to the amount by which the present value of the excess Rent remaining to be paid by Tenant for the balance of the Term of the Lease exceeds the fair market rental value of the Premises, after deduction of all anticipated expenses of reletting.  In the event Landlord repossesses the Premises as provided above, Landlord may remove all persons and property from the Premises and store any such property at the cost of Tenant, and Tenant hereby waives any and all claims against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts; and

(iii)        Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease.  All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent within [***] ([***]) days after Landlord’s written demand and Tenant covenants to pay such sums.

(C)         Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(D)         Tenant shall promptly pay upon notice, as Additional Rent, all reasonable costs, charges and expenses incurred by Landlord (including, without limitation, reasonable fees and out-of-pocket expenses of legal counsel, collection agents, and other third parties retained by Landlord) together with interest thereon at the rate set forth in Section 5 of this Lease, in collecting any amount due from Tenant, enforcing any obligation of Tenant hereunder, or preserving any rights or remedies of Landlord.

(E)         No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Landlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment.  Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.

(F)         In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

23.         LANDLORD’S DEFAULT.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within [***] ([***]) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Building whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than [***] ([***]) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such [***] ([***]) day period and thereafter diligently pursues the same to completion. In the event Landlord shall be in default under this Lease, Tenant may exercise any rights and remedies as provided for at law or in equity.

If Landlord fails to commence to cure any default by Landlord within the period provided in the paragraph above and if, as a result, Tenant is incapable despite commercially reasonable efforts to continue operations within the Premises, Tenant may give Landlord an additional written notice confirming that the default has not been cured and that Tenant intends to cure such default, and, if Landlord fails to cure such default within [***] ([***]) days after such notice, Tenant may take such steps within the confines of its Premises as are reasonably appropriate to cure the default and deduct the reasonable cost of such cure from the rent next coming due.  Tenant shall have no right to perform any obligation of Landlord in lieu of Landlord to the extent the same involves or may impact any base building system or any area of the Building outside of the Premises, including, without limitation, common areas or the premises of any other tenant or occupant of the Building.  Landlord’s liability to keep, maintain, and repair shall be limited to the cost of making such repair or accomplishing such maintenance or repair and Landlord shall in no case be liable for consequential or any indirect damages.  The provisions of this paragraph are subject to the provisions of Section 19 Casualty, Section 25 Eminent Domain, and Section 31(G) Force Majeure.

24.         NOTICES.  All notices permitted or required hereunder shall be in writing and (i) delivered personally, (ii) sent by U.S. certified mail, postage prepaid, with return receipt requested, or (iii) sent overnight by nationally recognized overnight courier and sent to the respective parties at the Notice Addresses provided in Section 1 of this Lease.  If sent by U.S. certified mail, such notice shall be considered received by the addressee upon receipt.  If sent by nationally recognized overnight courier, such notice shall be considered received by the addressee upon receipt.  Notices may be given by an agent on behalf of Landlord or Tenant.

25.         EMINENT DOMAIN.  If during the Term (a) the whole of the Premises or the Building shall be taken by any governmental or other authority having powers of eminent domain or conveyed to such entity under threat of the exercise of such power or (b) any part of the Premises or the Building including parking or access to the Building shall be so taken or conveyed and as a result, the remainder of the Premises or the Building has been rendered impractical, in Landlord’s and Tenant’s mutual reasonable judgment, for the operation of Tenant’s business, this Lease shall terminate on the date of the taking or conveyance, and Rent shall be apportioned to the date thereof.  Any award for the taking of all or any part of the Premises or the Building under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses, provided it does not reduce the amount payable to Landlord.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Building caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

26.         QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

27.         RULES AND REGULATIONS.  Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit B and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make and deliver to Tenant in writing.  Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Property.  Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Property.

28.         ENVIRONMENTAL.  “Environmental Laws” shall mean all federal, state, including but not limited to the Florida Department of Environmental Regulation or the Florida Department of Health, and local laws (including, without limitation, case and common law), statutes, regulations, rules, ordinances, guidance, permits, licenses, grants, orders, decrees and judgments relating to the environment, human health and safety.  “Hazardous Substances” shall mean all explosive materials, radioactive materials, hazardous or toxic materials, wastes, chemicals or substances, petroleum, petroleum by-products and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos and asbestos-containing materials, radon, lead, polychlorinated biphenyls, mold, urea-formaldehyde, and all materials, wastes, chemicals and substances that are regulated by any Environmental Law.  “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the environment.  Tenant shall not (i) manufacture, generate, utilize, store, handle, treat, process, or Release any Hazardous Substances at, in, under, from or on the Premises or Property or (ii) suffer or permit to occur any violation of Environmental Laws with respect to the Premises or Property.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant’s sole cost) and hold harmless Landlord and its partners, managers, members, officers, directors, employees, agents, successors, grantees, assigns and mortgagees from any and all claims, demands, liabilities, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, natural resource damages, damages arising from any adverse impact on leasing space on the Premises or Property, and sums paid in settlement of claims and for attorney’s fees, consultant’s fees and expert’s fees that may arise during or after the Term or any extension of the Term as a result of Tenant’s or Tenant’s agents, employees, contractors, assignees, subtenants, guests, invitees, or representatives introduction of any Hazard Substance to the property.  For purposes of this section, the term “costs” includes, without limitation, costs, expenses and consultant’s fees, expert’s fees and attorney’s fees incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, monitoring or maintenance work.  This covenant of indemnity shall survive the termination of this Lease.  Notwithstanding the foregoing, the prohibition contained herein shall not apply to ordinary office products that may contain de minimis quantities of Hazardous Substances, provided such products are used in compliance with Environmental Laws; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products.  Tenant shall notify Landlord of any Release or threatened Release at, in, under, from, to or on the Premises or Property, promptly after Tenant become aware of the same.

To Landlord’s actual knowledge, as of the Effective Date, there are no Hazardous Substances in the Premises or the Building in violation of applicable law.  Notwithstanding anything contained in this Section 28 to the contrary, Tenant shall have no obligation under this Lease arising from or related to Hazardous Substances, unless such Hazardous Substances were introduced to the Premises or the Building by Tenant or Tenant’s agents, employees, contractors, assignees, subtenants, guests, invitees, or representatives.

29.         INTENTIONALLY OMITTED.

30.        BROKERS.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder in connection with the negotiation of this Lease other than NAI Merin Hunter Codman, Inc., representing the Landlord, and Butters Realty and Management, representing the Tenant (the “Disclosed Brokers”).  No other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and the party against whom a claim is made agrees to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.  Landlord shall pay the Disclosed Brokers pursuant to the terms of a separate agreement.

31.           MISCELLANEOUS.

(A)           Time is of the essence of this Lease and each of its provisions.

(B)           This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors, successors, administrators and assigns of all parties to this Lease.

(C)           This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby.  No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.

(D)          The captions of sections and subsections of this Lease are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.

(E)           Interpretation of this Lease shall be governed by the laws of the state or commonwealth in which the Premises is located, without regard to conflict of laws.  The parties irrevocably submits to the nonexclusive jurisdiction of the courts of said state or commonwealth and agrees that all suits, actions, claims or proceedings may be heard and determined in such courts.  The parties waive any objection which it may have at any time to the laying of venue of any suit, action, claim or proceeding arising out of or relating to this Lease.

(F)           This Lease is and shall be deemed and construed to be the joint and collective work product of Landlord and Tenant and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity, vagueness or conflict, if any, in the terms or provisions contained herein.

(G)           In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure labor, inability to procure materials or equipment or reasonable substitutes therefore, failure of power, fire or other casualty, restrictive government laws or regulations, judicial orders, enemy or hostile government actions, riots, insurrection or other civil commotions, war or other reason of a like nature not the fault of the party delayed in performing any act as required under the terms of this Lease (“Force Majeure”), then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  Force Majeure shall not operate to excuse either party from the prompt payment of Rent or any other payments required under the terms of this Lease.

(H)          Tenant shall reimburse Landlord as Additional Rent within [***] ([***]) days after Landlord’s written demand for all reasonable out-of-pocket expenses, including without limitation legal, engineering or other professional services or expenses incurred by Landlord in connection with any requests by Tenant for consents or approvals hereunder.

(I)            A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

(J)            If more than one person or entity shall ever be Tenant, the liability of each such person and entity shall be joint and several.

(K)           Each individual executing this Lease on behalf of Tenant, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant, that Tenant is duly authorized to enter into this Lease, and that this Lease is enforceable against Tenant in accordance with its terms.  Each individual executing this Lease on behalf of Landlord, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of Landlord, that Landlord is duly authorized to enter into this Lease, and that this Lease is enforceable against Landlord in accordance with its terms.

(L)           The submission of this Lease to Tenant is not an offer to lease the Premises, or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered an original Lease to Landlord and Landlord has duly executed and delivered an original Lease to Tenant.  Notwithstanding the Suite 160 Commencement Date or Full Premises Commencement Date contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution and delivery.

(M)          This Lease may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any signature to this Lease transmitted via PDF or electronic signature shall be deemed an original signature and be binding upon the parties hereto.

(N)           Each party represents and warrants that neither such party nor any of its members, shareholders or other equity owners, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

32.           SOUTH FLORIDA COMMUTER SERVICE PROGRAMS.  The Property participates in programs promoted by regional commuter service and other similar organizations designed and intended to maximize the people-moving capability of the transportation system, encourage mass transit and manage transportation demand.  Information relating to such programs, including contact information for the Employee Transportation Coordinator, is available at the main security desk as well as the mailroom/vending area of the Property.

33.           CITY APPLICATION.

(A)           Prior to Tenant’s submission to the City of Boca Raton (the “City”) of an application (the “City Application”) for a business tax receipt, certificate of use or any other item which requires any statement as to the use of the Premises (the “Proposed Use”), Tenant shall deliver to Landlord a copy of the proposed City Application for Landlord’s prior review to ensure the Proposed Use complies with the City’s zoning and other laws and regulations pertaining to the Premises.  Landlord shall have the right to require Tenant to modify, amend or adjust the City Application prior to Tenant’s submission of the City Application to the City.  Landlord’s approval of a City Application does not create any liability on the part of Landlord and is merely being provided by Landlord to help ensure the City Application is properly submitted.

(B)         Each year during the Term, Tenant shall provide Landlord with evidence that Tenant has timely and properly renewed its business tax receipt, certificate of use or other item relating to the Proposed Use, within [***] ([***]) days of such renewal.  In connection with such renewal, Tenant agrees not to modify, amend or adjust the Proposed Use in any manner.

(C)         Tenant’s failure to comply with the terms and provisions of this paragraph shall be an Event of Default and Landlord shall have any and all rights and remedies set forth in Section 22 (Default; Remedies) hereof on account of such Event of Default.

34.          RADON GAS.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

35.          MOLD.  Mold is a naturally occurring substance.  Mold is found both indoors and outdoors.  The presence of mold may cause property damage or health problems.  Tenant acknowledges that it shall be Tenant’s responsibility to undertake necessary measures to retard and prevent mold from accumulating within the Premises, including, but not limited to, the following: (i) maintaining appropriate climate control within the Premises; (ii) maintaining the cleanliness of the Premises; (iii) removing visible moisture accumulations on windows, window sills, walls, floors, ceilings and other surfaces as soon as reasonably possible; and (iv) not blocking or covering any heating, ventilating or air conditioning ducts within the Premises.  Tenant shall report in writing to Landlord any evidence of mold or of a water leak or excessive moisture within the Premises, promptly after Tenant becomes aware of same.  Should Tenant desire a mold inspection or additional information about mold, Tenant should contact a professional in this field.

36.          PARKING.  At all times during the Term (with the allocation of such spaces to be staggered based on the Suite 160 Commencement Date and the Full Premsies Commencement Date), Tenant shall be entitled to the non-exclusive use of 281 parking spaces in the Building’s parking lot or the shared lot (as shown on Exhibit A-3) (37 spaces as of the Suite 160 Commencement Date, and the remaining 244 spaces as of the Full Premises Commencement Date).  As part of the overall parking allocation (with the allocation of such spaces to be staggered based on the Suite 160 Commencement Date and the Full Premsies Commencement Date) provided to Tenant herein (with the following parking to count towards Tenant’s 281 parking spaces), Landlord shall provide forty-eight (48) covered spaces (6 covered spaces as of the Suite 160 Commencement Date, and the remaining 42 covered spaces as of the Full Premises Commencement Date) at the locations identified on Exhibit A-1, at the initial rate of $[***] per space, per month, with such rate to increase at the same time and at the same percentage increase as Base Rent.  Landlord reserves the right to control the method, manner and time of parking in all parking spaces.  Tenant shall not use any parking space designated by Landlord as visitor parking or as exclusive to other parties.  Tenant shall insure that its employees, customers, clients, guests, invitees and licensees comply with the provision of this Section 36. If Tenant uses parking in excess of that provided for herein, and if such excess use occurs on a regular basis, and if Tenant fails, after written notice from Landlord of any one violation, to reduce its excess use of the parking areas, then Landlord may assess a charge of [***] Dollars ($[***]) against the Tenant for each violation, which shall be payable as Additional Rent.  Further, Landlord reserves the right to post a notice of violation on any offending vehicle and to tow the offending vehicle regardless of whether the vehicle is owned by a Tenant or any other party, including any employee, customer, client, invitee or licensee of a Tenant, and to charge the expense thereof to owner of the vehicle.

37.          SIGNAGE.  Tenant shall be entitled to Building standard suite entry and directory signage.  Landlord may specify that the design of such signage be similar to, or consistent with, the design and location of other signs identifying tenants in the Building.  Such signage shall be subject to all applicable laws and ordinances.

38.          RIGHT OF ENTRY.  Except in the event of an emergency, Landlord shall only have the right to enter the Premises after first providing Tenant with at least twenty-four (24) hours prior advance notice (which may be verbal) to Tenant.  Such entry shall only be permitted for purposes of allowing Landlord to perform those acts required of or permitted to Landlord herein, including, without limitation, (i) the right to make any repairs or replacements Landlord reasonably deems necessary, (ii) the right to show the Premises to prospective purchasers and mortgagees, (iii) during the last twelve (12) months of the Term, the right to show the Premises to prospective tenants.  Notwithstanding anything to the contrary contained in this Lease, no entry by Landlord or its agents or representatives shall be made into or upon the Premises without the presence of an authorized employee of Tenant, except in a bona fide emergency not permitting prior notification to Tenant. Tenant shall make an authorized employee available at reasonable hours to allow Landlord to exercise its right to enter the Premises in accordance with the terms of this Section 38. It is understood that entry is being restricted because of the nature of the business of Tenant requiring special security. In addition to the foregoing, except in the event of a bona fide emergency or a specific request to acess such secure area in connection with an inspection by a governmental authority, and provided that an authorized employee of Tenant accompanies the party entering into the secure area during such emergency or governmental inspection, Tenant may prohibit Landlord from entering certain secure areas of the Premises as reasonably determined by Tenant.  During any entry on to the Premises as permitted under this Section 38, Landlord and Landlord’s agents and representatives shall comply with Tenant’s customary security procedures and shall use good faith efforts to minimize any interference with Tenant’s operations at the Premises.

39.          CERTAIN RIGHTS RESERVED TO LANDLORD.  Landlord reserves the following rights, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim provided that such rights do not adversely interfere with Tenant’s use of and operations at the Property: (a) to enter the Premises for the purposes of examining the same or to make repairs or alterations or to provide any service; (b) to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, parking areas and any other common areas, (c) to change the name or street address of the Building or the suite number of the Premises; (d) to install, affix and maintain any and all signs on the exterior or interior of the Building; (e) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in, about and to the Building or common areas and for such purposes temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas; (f) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (g) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (h) if the Premises have been permanently vacated or abandoned by Tenant, to prepare the Premises for re-occupancy; (i) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building; (j) to approve the weight, size and location of safes or other heavy equipment or other articles which may be located in the Premises and to determine the time and manner in which such articles may be moved in, about or out of the Building or Premises; and (k) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Premises or Building.  The reduction or elimination of Tenant’s light, air or view shall not affect Tenant’s liability under this Lease, nor shall it create any liability of Landlord to Tenant.

40.          LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES.  At Landlord’s request, Landlord and Tenant shall enter into a commencement letter agreement (the “Commencement Letter”) in form substantially similar to that attached hereto as Exhibit C once the Suite 160 Commencement Date has occurred and once the Full Premises Commencement Date has occurred in accordance with the terms of Exhibit F.  Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within [***] ([***]) days shall be deemed an approval by Tenant of the statements contained therein.

41.          WAIVER OF RIGHT TO JURY TRIAL.  LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES OR BUILDING (INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAWS, STATUTES, REGULATIONS, CODES OR ORDINANCES).

42.          RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

43.          SUBORDINATION OF LANDLORD’S LIEN.  Landlord hereby agrees to subordinate (on the form of agreement attached hereto as Exhibit J) any rights to a lien (including statutory rights) on any of Tenant’s personal property located within the Premises to any purchase money lender.

44.          NO RELOCATION.  Landlord waives any right to relocate Tenant to any other space in the Building without first obtaining Tenant’s prior written consent, which consent may be withheld by Tenant in its sole discretion.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:	TENANT:

951 YAMATO ACQUISITION COMPANY, LLC, a Florida limited liability company	TherapeuticsMD, Inc., a Nevada corporation

By: BROOKWOOD YAMATO INVESTORS, LLC, a Delaware limited liability company, its Sole Member
	By:	/s/ Daniel Cartwright
By: BROOKWOOD YAMATO CO., LLC, a Delaware limited liability company, its Manager	Name:	Daniel Cartwright
	Its:	CFO

By:	/s/ Kurt M. Zernich
Name:	Kurt M. Zernich
Its:	Authorized Signer

WITNESS: (2 witnesses required)	WITNESS: (2 witnesses required)

/s/ Jennifer Johnson	/s/ John Milligan
Witness #1 Signature	Witness #1 Signature

Jennifer Johnson	John Milligan
Witness #1 Print Name	Witness #1 Print Name

/s/ Nicole Reeves	/s/ Lisa Maxwell
Witness #2 Signature	Witness #2 Signature

Nicole Reeves	Lisa Maxwell
Witness #2 Print Name	Witness #2 Print Name

EXHIBIT A

THE PREMISES

[***]

Exhibit A, Page 1

EXHIBIT A-1

[Site Plan for the Building]

[***]

Exhibit A-1, Page 1

EXHIBIT A-2

[Location of Parking Spaces]

[***]

Exhibit A-2, Page 1

EXHIBIT A-3

[Building Lot and Shared Lot]

[***]

Exhibit A-3, Page 1

EXHIBIT B

RULES AND REGULATIONS

[***]

Exhibit B, Page 1

EXHIBIT C

FORM OF COMMENCEMENT LETTER

[***]

Exhibit C, Page 1

EXHIBIT D

ADDITIONAL STIPULATIONS

[***]

Exhibit D, Page 1

Schedule D-1

Tenant’s Exterior Building Signage

[***]

Exhibit D, Page 2

Schedule D-2

Tenant’s Monument Signage

[***]

Exhibit D, Page 3

EXHIBIT E

SUITE 160 WORK LETTER

[***]

Exhibit E, Page 1

Schedule E-1

[Space Plan for Suite 160 Work]

[***]

Exhibit E, Page 2

EXHIBIT F

TENANT IMPROVEMENTS LETTER

[***]

Exhibit F, Page 1

Schedule F-1

[Suite 150 Space Plan]

[***]

Exhibit F, Page 2

Schedule F-1

[Suite 220 Space Plan]

[***]

Exhibit F, Page 3

EXHIBIT H

FORM SNDA

[***]

Exhibit H, Page 1

EXHIBIT I

ASSUMED RENT TABLE

[***]

Exhibit I, Page 1

EXHIBIT J

LANDLORD’S AGREEMENT

[***]

Exhibit J, Page 1